UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1934)

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CERTEGY INC.
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The following are questions and answers provided to Certegy Inc.’s employees concerning Certegy’s proposed merger with Fidelity National Information Services, Inc.

Certegy Employee

Questions On

Benefits

Q- Are you confirming that FIS does not have a defined benefit plan for the 19,000 U.S. employees?  How can that be?

A- FIS does not maintain a defined benefit pension plan for its U.S. employees.  FIS does however maintain a defined contribution 401(k) plan for its U.S. employees.  It is not uncommon for a company to maintain a defined contribution plan but not a defined benefit pension plan.  According to the 2004 Annual Report for the Pension Benefit Guaranty Corporation, which insures defined benefit pension plans, there are less than 35,000 insured defined benefit plans today compared to a high of over 100,000 insured defined benefit plans in the 1980’s.

Q - How will the merger impact the distribution of benefits and the continued accrual of service under the Certegy Pension Plan?  Will benefits still be paid to retirees and future retirees who are vested in the plan?  After the merger, will Certegy (FIS) stop funding that pension plan?

A- The Certegy pension plan is subject to special Internal Revenue Service and Department of Labor rules that protect a participant’s rights and benefits in the pension plan and that require the plan sponsor to meet certain plan funding requirements.  Generally, all accrued benefits under the pension plan must be maintained and may not be taken away from participants.  We review our benefit plans regularly to determine if changes are advisable.  As part of the merger process, we will also be reviewing our benefit plans to determine how and when to best integrate the benefit plans of both Certegy and FIS.  If we decide to make any material changes to the pension plan, you will be provided notice of such changes.

Q- Certegy provides severance arrangements when jobs are eliminated, with severance pay based on years of service.  Will this severance plan remain in effect after the merger?

A- The merger agreement provides that Certegy’s welfare plans, such as the severance plan, will remain in effect for at least six months following the merger.  No decision has been made with respect to the severance plan for periods after the end of this six-month period.  An integration team will be reviewing the benefit plans of Certegy and FIS to determine how to best integrate the plans of the two companies.

Certegy Employee

Questions On

Different Business Units

Q- The “Updated Employee Communications” email dated 9/23 mentions integration teams have been formed for several specific HR/compensation based initiatives, then generically mentions facilities and “other business operations”.  What are the specific facilities and “other business operations” that are under review, or are planned to be reviewed, by integration teams?

A- Since the merger announcement we have received many questions and we anticipate more questions to arise as time progresses. Some of these questions may be for specific business units, facilities, or certain areas. This is mentioned in order to proactively address other questions from Certegy employees.

Certegy Employee

Questions On

Facilities

Q- The below text was taken from part of a September 26, 2005 article in Jacksonville.com. Will all or part of the Roosevelt Blvd operations be moving to Jacksonville?  If so, which ones and how much advance notice will employees be given?

Kennedy and his senior management team will be relocating to Jacksonville to run FIS and will continue the growth of Fidelity’s local operation since it moved here from Santa Barbara, Calif., two years ago. “The Certegy transaction is a major win for Jacksonville,” Foley said. Fidelity picked up 1,400 local employees when it acquired the Alltel businesses, the deal which prompted its move of the headquarters to Jacksonville. It is in the process of constructing another seven-story building as part of its Riverside Avenue headquarters complex and expects to have 2,700 employees in Jacksonville by the end of 2006 after that building opens, working for the various Fidelity companies. All of them will be headquartered in Jacksonville.  “We’re going to have a very strong presence,” Foley said. He said the company has land available for future growth. And given his intention to continue acquiring other businesses, the company may very well need it.

A- At this time, we do not anticipate closing the St. Pete Roosevelt office.

Certegy Employee

Questions On

Stock Plan

Q- In relation to the stock option Q&A on adjustment for the dividend, will each option exercise price be reduced by $3.75?

A- The exact adjustment ratio will not be known until the merger is effective.  To maintain the value of the options, the number of options is increased and the exercise price is decreased.  Because of the increase in the number of options, the decrease in the exercise price will likely be less than $3.75 per share.  If you have outstanding stock options, you will be receiving more detailed information regarding this adjustment to the stock options for the dividend.

Additional Information and Where to Find It

In connection with the proposed merger, Certegy Inc. will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Certegy and Fidelity National Information Services, Inc. with the Commission at the Commission’s website at http://www.sec.gov.  Free copies of the proxy statement once available, and each company’s other filings with the Commission may also be obtained from the respective companies.  Free copies of Certegy’s filings may be obtained by going to Certegy’s Investor Relations Page or its corporate website at www.certegy.com or by directing a request to Investor Relations, Certegy Inc., 100 Second Avenue South, Suite 1100S, St. Petersburg, FL  33701.  Free copies of Fidelity National Financial’s filings may be obtained by directing a request to Fidelity National Financial’s corporate website at www.fnf.com or by directing a request to Investor Relations, Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, FL, 32204.

Certegy, Fidelity National Financial, and their respective directors, executive officers and other members of their management and employees may be participants in soliciting proxies from Certegy shareholders in favor of the merger.  A description of any interests that Certegy’s executive officers and directors may have in the Merger will be available in the proxy statement.  Information concerning Fidelity National Financial’s directors and executive officers is set forth in Fidelity National Financial’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 28, 2005, and its annual report on Form 10-K filed with the SEC on March 16, 2005.  These documents are available free of charge at the SEC’s website www.sec.gov or by going to Fidelity National Financial’s Investor Relations page on its corporate website at www.fnf.com.

Cautionary Language Concerning Forward-Looking Statements

Information set forth herein may financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. Such statements include, but are not limited to, any expectations concerning accretions to earnings, levels of revenue, EBITDA, and other financial results, statements about the benefits of the Merger, including future operating results, business synergies, and the plans, objectives, expectations and intentions of the combined companies and other statements that are not historical facts which may be expressed herein.   Such statements are based upon the current beliefs and expectations of the management of Certegy and FNF and are subject to significant risks and uncertainties (many of which are difficult to predict) that may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental and Certegy shareholder approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the anticipated cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, management and key employees or suppliers; diversion of management attention from business operations as a result of time demands attendant to the merger; failure to accurately forecast restructuring charges and allocations or the impact of any equity based compensation expense; competition and its effect on pricing, spending, third-party relationships and revenues.   Additional factors that may affect future results are contained Certegy’s and FNF’s filings with the SEC, which are available at the SEC’s Web site www.sec.gov.